Exhibit 99.1

GENOME THERAPEUTICS CORP.

                     Shares of Common Stock, $.10 par value per share

PLACEMENT AGENT AGREEMENT

February         , 2004

J.P. Morgan Securities Inc.

277 Park Avenue, 3rd Floor

New York, New York 10172

Legg Mason Wood Walker, Incorporated

100 Light Street, 31st Floor

Baltimore, Maryland 21202

Dear Sir or Madam:

Genome Therapeutics Corp., a Massachusetts corporation (the “Company”), proposes to sell to certain purchasers, pursuant to the terms of this Placement Agent Agreement (this “Agreement”) and Subscription Agreements substantially in the form of Exhibit A attached hereto (the “Subscription Agreements”) entered into with the purchasers identified therein (each a “Purchaser” and, collectively, the “Purchasers”), an aggregate of up to                  shares of Common Stock, par value $.10 per share (the “Common Stock”), of the Company. The aggregate of                  shares so proposed to be sold is hereinafter referred to as the “Stock.” The Company, Guardian Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, and Genesoft Pharmaceuticals, Inc., a Delaware corporation (“Genesoft”), are parties to that certain Agreement and Plan of Merger and Reorganization, dated as of November 17, 2003 (the “Merger Agreement”). This Agreement is entered into in connection with the Company’s obligation to use its reasonable best efforts to enter into and consummate a Combined Company Financing (as defined in the Merger Agreement). The Company’s receipt of proceeds from the Combined Company Financing is a condition precedent to the closing of the transactions contemplated by the Merger Agreement. The Company and Genesoft hereby confirm their agreement with J.P. Morgan Securities Inc. (“JPMorgan”) and Legg Mason Wood Walker, Incorporated (“Legg Mason”) as follows (certain terms used herein are defined in Section 13 hereof):

1. AGREEMENT TO ACT AS PLACEMENT AGENT; PLACEMENT OF SECURITIES. On the basis of the representations, warranties and agreements of the Company and Genesoft herein contained, and subject to all the terms and conditions of this Agreement:

(a) The Company hereby authorizes JPMorgan (in such capacity, the “Lead Placement Agent”) and Legg Mason (in such capacity, the “Co-Placement Agent” and, together with the Lead Placement Agent, the “Placement Agents”) to act as its exclusive agents to solicit offers for the purchase of all or part of the Stock from the Company in connection with the proposed offering of the Stock (the “Offering”). Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, the Company shall not, without the prior consent of the Lead Placement Agent, solicit (other than solicitations made by the Company and Genesoft in the course of soliciting their shareholders to approve the transactions contemplated by the Merger Agreement) or accept offers to purchase Stock (other than pursuant to the exercise of options or warrants to purchase shares of Common Stock that are outstanding at the date hereof) otherwise than through the Placement Agents in accordance herewith.

(b) Each Placement Agent agrees, severally and not jointly, as agent of the Company, to use its best commercially practicable efforts to solicit offers to purchase the Stock from the Company on the terms and subject to the conditions set forth in the Preliminary Prospectus (as defined below) and the Final Prospectus (as defined below). Each Placement Agent agrees, severally and not jointly, to use its best commercially practicable efforts to assist the Company in obtaining performance by each Purchaser whose offer to purchase Stock has been solicited by such Placement Agent and accepted by the Company, but neither Placement Agent shall, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will either Placement Agent be obligated to purchase any Stock for its own account and, in soliciting purchases of Stock, each Placement Agent shall act solely as the Company’s agent and not as principal.

(c) Subject to the provisions of this Section 1, offers for the purchase of Stock may be solicited by either Placement Agent as agent for the Company at such times and in such amounts as a Placement Agent deems advisable. Each Placement Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Stock received by it as agent of the Company. The Company shall have the sole right to accept offers to purchase the Stock and may reject any such offer, in whole or in part, as determined in its sole discretion. Each Placement Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Stock received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

(d) The purchases of the Stock by the Purchasers may be evidenced by the execution of the Subscription Agreements.

(e) Concurrently with the execution and delivery of this Agreement, the Company, the Placement Agents, and JPMorgan Chase Bank, as escrow agent (the “Escrow Agent”), shall enter into an Escrow Agreement substantially in the form of Exhibit B attached hereto (the “Escrow Agreement”), pursuant to which an escrow account will be established, at the Company’s expense, for the benefit of the Company and the Purchasers (the “Escrow Account”). Prior to the Closing Date (as hereinafter defined), certain of the Purchasers will deposit in the Escrow Account an amount equal to the price per share for the Stock as determined by the Subscription Agreements multiplied by the number of shares of Stock to be purchased by such Purchaser (the “Escrow Funds”).

(f) As compensation for services rendered, on the Closing Date (as defined below) the Company shall pay to:

(i) JPMorgan by wire transfer of immediately available funds to an account or accounts designated by JPMorgan, an amount equal to five percent (5%) of the gross proceeds received by the Company from the sale of the Stock less $75,000; and

(ii) Legg Mason by wire transfer of immediately available funds to an account or accounts designated by Legg Mason, an amount equal to the greater of: (A) $400,000; or (B) the sum of (x) 2.00 percent of the gross proceeds received by the Company from the sale of the Stock, other than gross proceeds received by the Company from the sale of the Stock to the persons listed on Schedule 1(f)(ii), and (y) 0.50 percent of the gross proceeds received by the Company from the sale of the Stock in excess of $10 million from the persons listed on Schedule 1(f)(ii).

(g) No Stock which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Stock shall have been delivered to the Purchaser thereof against payment by such Purchaser. If the Company shall default in its obligations to deliver Stock to a Purchaser whose offer it has accepted, and from which it has received payment for such Stock, the Company shall indemnify and hold the Placement Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND GENESOFT.

(a) The Company represents and warrants to, and agrees with, the Placement Agents that:

(i) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such Form (Registration File No. 333-111273), which became effective as of                 , 2004, for the registration under the Securities Act of the Stock for the Offering. The Company will file with the Commission, pursuant to Rule 424(b) under the Securities Act, a final prospectus to be included in such registration statement relating to the Offering and has advised the Placement Agents of all further information (financial and other) with respect to the Company to be set forth in such final prospectus. Such registration statement, including the exhibits thereto, as amended in the form in which it became effective, is hereinafter called the “Registration Statement;” such prospectus in the form in which it currently appears in the Registration Statement is hereinafter called the “Preliminary Prospectus;” and the final form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) under the Securities Act and the rules and regulations of the Commission promulgated thereunder (the “Rules and Regulations”) and is used to confirm sales of Stock is hereinafter called the “Final Prospectus.” Any reference herein to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing by the Company of any document under the Exchange Act after the date of this Agreement, or the issue date of the Preliminary Prospectus or the Final Prospectus, as the case may be, on or before the Closing Date (as defined below), incorporated or deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “set forth” or “stated” in the Registration Statement, the Preliminary Prospectus or the Final Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Final Prospectus has been issued, and no proceeding for any such purpose is pending, has been initiated or, to the Company’s knowledge, is threatened by the Commission.

(ii) The Registration Statement contains all exhibits and schedules as required by the Securities Act. The Registration Statement, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Preliminary Prospectus and the Final Prospectus, as of its respective date, complies or will comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. The Preliminary Prospectus did not contain as of the date of its filing and the Final Prospectus, as amended or supplemented, will not contain as of the date of the Final Prospectus and the Closing Date, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations promulgated thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Preliminary Prospectus or Final Prospectus prior to the consummation of the Offering, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations promulgated thereunder, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representations or warranties in this Section 2(a)(ii) with respect to statements or omissions made in reliance upon and in conformity with the Placement Agents’ Information (as defined in Section 15). No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date of this Agreement and prior to the Closing Date which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission.

(iii) The Company has delivered, or will as promptly as practicable deliver, to the Placement Agents complete conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Preliminary Prospectus and the Final Prospectus, as amended or supplemented, in such quantities and at such places as the Placement Agents reasonably request. The Company has not distributed and will not distribute, prior to the completion of the distribution of the Stock, any offering material in connection with the offering and sale of the Stock other than the Preliminary Prospectus and the Final Prospectus or the Registration Statement and copies of the documents incorporated by reference therein.

(iv) The Company and its subsidiaries have been duly incorporated or formed, as the case may be, and are validly existing as corporations or limited liability companies, as applicable, in good standing under the laws of their respective jurisdictions of incorporation or formation, have full power and authority to own or lease their properties and conduct their businesses as described in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and as now being conducted, and are duly qualified as foreign corporations or limited liability companies and are in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the businesses transacted by them makes qualification necessary, except where failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole (a “Company Material Adverse Effect”).

(v) The Stock to be issued and sold by the Company pursuant to the Transaction Documents (as defined in Section 13) has been duly authorized and, when issued and delivered against payment therefor as provided in the Transaction Documents, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights (except those that have been waived by the holder thereof) and will conform to the description thereof contained in the Registration Statement, the Preliminary Prospectus and the Final Prospectus.

(vi) The Company has an authorized capitalization as set forth in the Registration Statement, the Preliminary Prospectus and the Final Prospectus (subject to the amendment to its articles of organization that the Company will file if the Company’s proposal to amend its articles of organization is approved at its Special Meeting of Shareholders to be held on February 2, 2004), all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and, except as set forth on Schedule 2(a)(vi) or in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of, or ownership interests in, the Company are outstanding.

(vii) All of the issued and outstanding shares of capital stock of, or equity interests in, each subsidiary of the Company have been duly and validly authorized and issued, are, in the case of each corporate subsidiary, fully paid and non-assessable and, except to the extent set forth in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, are owned directly by the Company, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party and, except as set forth in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of, or ownership interests in, any such subsidiary of the Company are outstanding.

(viii) The Company has full corporate power and authority to enter into and deliver the Transaction Documents and to perform and to discharge its obligations hereunder and thereunder. The Transaction Documents have been duly authorized and validly executed and delivered by the Company, and constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution agreements of the Company herein may be unenforceable.

(ix) The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Stock by the Company, and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (with or without the giving of notice or the passage of time or otherwise) under, or result in the termination of or the creation or imposition of any mortgage, lien, security interest or other charge or encumbrance of any nature under the terms of any material contract or agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such breach, violation, default, termination, charge or encumbrance which would not reasonably be expected to have a Company Material Adverse Effect, nor will such actions result in any violation of the provisions of the certificate of incorporation, bylaws or other organizational documents of the Company or any of its subsidiaries or any material violation of any statute, law, rule or regulation or any judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

(x) Intentionally Omitted.

(xi) All existing minute books of the Company and its subsidiaries, including all existing records of all meetings and actions of the board of directors (including, Audit, Compensation and Nomination/Corporate Governance Committees) and stockholders of the Company and its subsidiaries (collectively, the “Corporate Records”) through the date of the latest meeting and action have been made available to the Placement Agents and counsel for the Placement Agents. All such Corporate Records are complete and accurately reflect, in all material respects, all transactions referred to in such Corporate Records. There are no material transactions, agreements or other actions that have been consummated by the Company or any of its subsidiaries that are not properly approved and/or recorded in the Corporate Records of the Company and its subsidiaries.

(xii) No consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained or made under the Securities Act or the Exchange Act and such as may be required under the securities, or blue sky, laws of any jurisdiction in connection with the offer and sale of the Stock by the Company in the manner contemplated herein and in the Registration Statement, the Preliminary Prospectus and the Final Prospectus.

(xiii) Except as described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, and the Company is not required under the terms and conditions of any existing agreement to which the Company is a party or otherwise bound to file any registration statement for the registration of any securities of any person or register any such securities pursuant to any other registration statement filed by the Company under the Securities Act for a period of at least 90 days after the date hereof.

(xiv) As of their respective dates, the financial statements of the Company and its subsidiaries, together with related notes and schedules, included or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Final Prospectus complied and will comply in form in all material respects with applicable accounting requirements of the Commission with respect thereto. Such financial statements and related notes and schedules have been prepared in accordance with United

States generally accepted accounting principles, consistently applied, during the period involved (except (A) as may be otherwise indicated in such financial statements or the notes thereto, or (B) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and their results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(xv) Except as set forth in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, there is no legal or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is a party or of which the business or any property or assets of the Company or any of its subsidiaries is the subject that is not disclosed in the Registration Statement, the Preliminary Prospectus or the Final Prospectus under the heading “Legal Proceedings” and which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Company Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under the Transaction Documents.

(xvi) Except as set forth in Schedule 2(a)(xvi), each of the Company and its subsidiaries has good and marketable title to its properties, free and clear of all material security interests, mortgages, pledges, liens, charges, encumbrances and claims of record. The properties of the Company and its subsidiaries are, in the aggregate, in good repair (reasonable wear and tear excepted), and suitable for their respective uses. To the Company’s knowledge, any real property held under lease by the Company or its subsidiaries is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company and its subsidiaries. Each of the Company and its subsidiaries owns or leases all such properties as are necessary to its business or operations as now conducted. For purposes of this Section 2(a)(xvi), the words “property” and “properties” do not include any Genome Intellectual Property, which is covered by Section 2(a)(xxix) hereof.

(xvii) Neither the Company nor its subsidiaries is (A) in violation of any provision of its certificate of incorporation, bylaws or other organizational documents, (B) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, or condition of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (C) in violation in any respect of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, its subsidiaries or any of its properties, as applicable, except, with respect to clauses (B) and (C), any violations or defaults which, singularly or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(xviii) Except as described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, the contracts described in the Company’s regular reports on Forms 10-K, 10-Q, and 8-K as filed by the Company with the Commission or incorporated by reference therein that are material to the Company and its subsidiaries are in full force and effect on the date hereof, and neither the Company and its subsidiaries nor, to the Company’s knowledge, any other party to such contracts is in breach of or default under any of such contracts which could reasonably be expected to have a Company Material Adverse Effect.

(xix) No labor problem or dispute with the employees of the Company or its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, which could reasonably be expected to have a Company Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or its subsidiaries plans to terminate employment with the Company or its subsidiaries.

(xx) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “prohibited transaction” (as defined in Section 406 of ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) has occurred with respect to any employee benefit plan which would reasonably be expected to have a Company Material Adverse Effect. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. Each “pension plan” (as defined in ERISA) for which the Company or its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(xxi) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the business in which it and its subsidiaries are engaged; all policies of insurance and fidelity or surety bonds insuring the Company and its subsidiary and their business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor its subsidiaries has been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it and its subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost which would not reasonably be expected to have a Company Material Adverse Effect.

(xxii) Each of the Company and its subsidiaries has made all filings, applications and submissions required by, and possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, orders, permits and other authorizations required to be issued by, the appropriate federal, state or foreign regulatory authorities (collectively, “Permits”) in order for the Company and its subsidiaries to conduct their businesses, except for such Permits which the failure to obtain would not reasonably be expected to have a Company Material Adverse Effect, and is in compliance in all material respects with the terms and conditions of all such Permits; all of such Permits held by the Company and its subsidiaries are valid and in full force and effect; there is no pending or, to the knowledge of the Company, threatened action, suit, claim or proceeding which may cause any such Permit to be limited, revoked, cancelled, suspended, modified or not renewed and neither the Company nor its subsidiaries has received any notice of proceedings relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Company Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus.

(xxiii) Ernst & Young LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited consolidated financial statements and schedules included in the Preliminary Prospectus, the Final Prospectus or the Registration Statement, or incorporated by reference therein, are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(xxiv) The Company and its subsidiaries have filed all material tax returns required to be filed, which returns are true and correct in all material respects, and neither the Company nor any of its subsidiaries is in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed prior to the Closing Date, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

(xxv) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as in effect at the applicable time, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxvi) The Company and its subsidiaries maintain a system of internal accounting controls that the Company reasonably believes are sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability of assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxvii) Neither the Company nor its subsidiaries nor any of their officers or directors, or to the Company’s knowledge, any of their Affiliates (as such term is defined in Rule 405 under the Securities Act), has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(xxviii) Except as would not, singly or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (A) the Company and its subsidiaries are in compliance with all applicable Environmental Laws (as defined below), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with the requirements of such permits authorizations and approvals, (C) there are no pending or, to the knowledge of the Company, threatened Environmental Claims (as defined below) against the Company or its subsidiaries, and (D) under applicable law, there are no circumstances with respect to any property or operations of the Company or its subsidiaries that are reasonably likely to form the basis of an Environmental Claim against the Company or its subsidiaries. For purposes of this Agreement, “Environmental Law” means any United States (or other applicable jurisdiction’s) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority and “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

(xxix) The Company and its subsidiaries have ownership or license or legal right to use all patent, copyright, trade secret, trademark, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company or its subsidiaries and material to the Company or its subsidiaries (collectively, “Intellectual Property”) other than Intellectual Property generally available on commercial terms from other sources. All of such patents, registered trademarks and registered copyrights owned by the Company or its subsidiaries have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions, except where the failure to do so would not reasonably be expected to have a Company Material Adverse Effect. All material licenses or other material agreements under which (A) the Company or any of its subsidiaries is granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, and (B) the Company or any of its subsidiaries has granted rights to others in Intellectual Property owned or licensed by the Company or its subsidiaries, are, to the knowledge of the Company, in full force and effect and, to the knowledge of the Company, there is no material default by the Company or its subsidiaries or the other parties thereto. The Company reasonably believes that it and its subsidiaries have taken all steps required in accordance with sound business practice and business judgment to establish and preserve their ownership of or rights to all material Intellectual Property. To the knowledge of the Company, the present business, activities and products of the Company and its subsidiaries do not infringe any intellectual property of any other person, except where such infringement would not reasonably be expected to have a Company Material Adverse Effect. Except as described in the Preliminary Prospectus, the Final Prospectus or the Registration Statement, no proceeding charging the Company or its subsidiaries with infringement of any adversely held Intellectual Property has been filed. To the knowledge of the Company, the Company and its subsidiaries are not making unauthorized use of any confidential information or trade secrets of any person. The Company and its subsidiaries do not have and, to the knowledge of the Company, none of its and their employees have any agreements or arrangements with any persons other than the Company or its subsidiaries related to confidential information or trade secrets of such persons other than such agreements that would not materially restrict the Company and its subsidiaries from conducting their business as currently conducted.

(xxx) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on The Nasdaq National Market (the “Nasdaq Stock Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market. The Company has filed a Notification Form for Listing of Additional Shares with the Nasdaq Stock Market with respect to the Stock.

(xxxi) Intentionally Omitted.

(xxxii) Except as disclosed in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, neither the Company nor its subsidiaries is indebted, either directly or indirectly, to any of their present or former stockholders, officers or directors, or to any of their respective spouses or children or any of their respective Affiliates, in any amount whatsoever, including, without limitation, any amounts due under any deferred compensation plan, other than for payment of consulting fees or salaries (but not deferred fees or salaries) for services rendered, employee benefits and reasonable expenses incurred on the Company’s or its subsidiaries’ behalf. Except as disclosed in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, to the Company’s knowledge, no present or former officer, director or stockholder of the Company or its subsidiaries (nor any person in the immediate family of any such officer, director or stockholder) nor any of their respective Affiliates is indebted to the Company or its subsidiaries or has any material direct or indirect ownership interest in any firm or corporation with which the Company or its subsidiaries is affiliated or with which the Company or its subsidiaries has a business relationship or which competes with the Company or its subsidiaries. Except as disclosed in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, to the Company’s knowledge, no officer, director or holder of any of its capital stock or any member of their immediate families or any of their respective Affiliates, is, directly or indirectly, interested in any contract with the Company or its subsidiaries. Neither the Company nor its subsidiaries is a guarantor or indemnitor of any indebtedness of any person, firm or corporation.

(xxxiii) Except as set forth on Schedule 2(a)(xxxiii) and except as required by this Agreement and as described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, there are no agreements or arrangements between the Company or its subsidiaries and any of the Company’s stockholders, or to the best of the Company’s knowledge, between or among any of the Company’s stockholders, which grant special rights with respect to any shares of the Company’s capital stock or which in any way affect any stockholder’s ability or right freely to alienate or vote such shares.

(xxxiv) The Company has established and administers compliance practices applicable to the Company, to assist the Company and the directors, officers and employees of the Company in complying with applicable regulatory guidelines.

(xxxv) Neither the Company nor its subsidiaries is and, after giving effect to the offering and sale of the Stock and the application of the proceeds thereof as described in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, will not become an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

(xxxvi) Except as described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, neither the Company nor its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company, Genesoft or the Placement Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(xxxvii) Neither the Company nor its subsidiaries has sustained, since the date of the latest audited financial statements included in the Preliminary Prospectus, the Final Prospectus or the Registration Statement, or incorporated by reference therein, any material loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Registration Statement, the Preliminary Prospectus and the Final Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or its subsidiaries or any Company Material Adverse Effect, or any development involving a prospective Company Material Adverse Effect, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company or its subsidiaries, otherwise than as set forth or contemplated by the Registration Statement or the Preliminary Prospectus.

Any certificate signed by any officer of the Company and delivered to the Placement Agents or counsel for the Placement Agents in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to the Placement Agents and the Purchasers.

(b) Genesoft represents and warrants to, and agrees with, the Placement Agents that:

(i) The Registration Statement, at the time it became effective, did not and will not contain with respect to Genesoft or its business, properties or assets any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Preliminary Prospectus and the Final Prospectus, as amended or supplemented, will not contain with respect to Genesoft or its business, properties or assets as of the date of the Final Prospectus and the Closing Date, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Incorporated Documents, when they were filed with the Commission, contained with respect to Genesoft or its business, properties or assets any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Preliminary Prospectus or Final Prospectus prior to the consummation of the Offering, when such documents are filed with the Commission, will not contain with respect to Genesoft or its business, properties or assets any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Genesoft makes no representations or warranties in this Section 2(b)(i) with respect to statements or omissions made in reliance upon and in conformity with the Placement Agents’ Information. No post-effective amendment to the Registration Statement reflecting any facts or events with respect to Genesoft or its business, properties or assets arising after the date of this Agreement and prior to the Closing Date which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission.

(ii) Genesoft has not distributed and will not distribute, prior to the completion of the distribution of the Stock, any offering material in connection with the offering and sale of the Stock other than the Preliminary Prospectus and the Final Prospectus or the Registration Statement and copies of the documents incorporated by reference therein.

(iii) Genesoft has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full corporate power and corporate authority to own or lease its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and as now being conducted, and is duly qualified as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of Genesoft (a “Genesoft Material Adverse Effect”). Genesoft has no subsidiaries and has never had any operating subsidiaries.

(iv) Genesoft has an authorized capitalization as set forth in the Company’s current report on Form 8-K dated December 15, 2003, as amended by the Company’s current report on Form 8-K/A dated January         , 2004 (the “Genesoft Materials”) (subject to the amendment to its certificate of incorporation that Genesoft will file if Genesoft’s proposal to amend its certificate of incorporation is approved at its Special Meeting of Shareholders to be held on February 2, 2004), all of the issued and outstanding shares of capital stock of Genesoft have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and, except as set forth on Schedule 2(b)(iv) or in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of, or ownership interests in, Genesoft are outstanding.

(v) Genesoft has full corporate power and authority to enter into and deliver the Agreement and to perform and to discharge its obligations hereunder. The Agreement has been duly authorized and validly executed and delivered by Genesoft, and constitutes legal, valid and binding obligations of Genesoft enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution agreements of Genesoft herein may be unenforceable.

(vi) The execution, delivery and performance of the Agreement by Genesoft and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (with or without the giving of notice or the passage of time or otherwise) under, or result in the termination of or the creation or imposition of any mortgage, lien, security interest or other charge or encumbrance of any nature under the terms of any material contract or agreement, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Genesoft is a party or by which Genesoft is bound or to which any of the property or assets of Genesoft is subject, except for such breach, violation, default, termination, charge or encumbrance which would not reasonably be expected to have a Genesoft Material Adverse Effect, nor will such actions result in any violation of the provisions of the certificate of incorporation, bylaws or other organizational documents of Genesoft or any material violation of any statute, law, rule or regulation or any judgment, order or decree of any court or governmental agency or body having jurisdiction over Genesoft or any of its properties or assets.

(vii) Except as disclosed in the Genesoft Materials, there is no contract, lease, instrument or other document relating to Genesoft or its business, properties or assets other than those that are not and would not reasonably be expected to be material to the business of the Company and Genesoft upon consummation of the transactions contemplated by the Merger Agreement. All statements summarizing any such contracts, leases, instruments or other documents or legal matters contained in the Genesoft Materials are accurate and complete in all material respects.

(viii) All Corporate Records of Genesoft through the date of the latest meeting and action have been made available to the Placement Agents and counsel for the Placement Agents. All such Corporate Records are complete and accurately reflect, in all material respects, all transactions referred to in such Corporate Records. There are no material transactions, agreements or other actions that have been consummated by Genesoft that are not properly approved and/or recorded in the Corporate Records.

(ix) The financial statements of Genesoft, together with related notes and schedules, included or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Final Prospectus have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the period involved (except (A) as may be otherwise indicated in such financial statements or the notes thereto, or (B) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Genesoft as of the dates thereof and its results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(x) Except as set forth in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, there is no legal or governmental proceeding or investigation pending or, to the knowledge of Genesoft, threatened, to which Genesoft is a party or of which the business or any property or assets of Genesoft is the subject that is not disclosed in the Registration Statement, the Preliminary Prospectus or the Final Prospectus under the heading “Legal Proceedings” and which, singularly or in the aggregate, if determined adversely to Genesoft, could reasonably be expected to have a Genesoft Material Adverse Effect or would prevent or adversely affect the ability of Genesoft to perform its obligations under this Agreement. There is no such investigation, inquiry or proceeding of or against Genesoft currently pending, and to Genesoft’s knowledge, no such investigation, inquiry or proceeding has been threatened.

(xi) Except as set forth in Schedule 2(b)(xi), Genesoft has good and marketable title to its properties, free and clear of all material security interests, mortgages, pledges, liens, charges, encumbrances and claims of record. The properties of Genesoft are, in the aggregate, in good repair (reasonable wear and tear excepted), and suitable for their respective uses. To Genesoft’s knowledge, any real property held under lease by Genesoft is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of Genesoft. Genesoft owns or leases all such properties as are necessary to its business or operations as now conducted. For purposes of this Section 2(b)(ix), the words “property” and “properties” do not include any Genesoft Intellectual Property, which is covered by Section 2(b)(xxiii) hereof.

(xii) Genesoft is not (A) in violation of any provision of its certificate of incorporation, bylaws or other organizational documents, (B) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, or condition of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (C) in violation in any respect of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Genesoft or any of its properties, as applicable, except, with respect to clauses (B) and (C), any violations or defaults which, singularly or in the aggregate, would not reasonably be expected to have a Genesoft Material Adverse Effect.

(xiii) Except as described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, the Genesoft contracts described in the Genesoft Materials, as filed by the Company with the Commission, that are material to Genesoft are in full force and effect on the date hereof, and neither Genesoft nor, to Genesoft’s knowledge, any other party to such contracts is in breach of or default under any of such contracts which could reasonably be expected to have a Genesoft Material Adverse Effect.

(xiv) No labor problem or dispute with the employees of Genesoft exists or, to Genesoft’s knowledge, is threatened or imminent, which could reasonably be expected to have a Genesoft Material Adverse Effect. Except as set forth in Schedule 2(b)(xiv), Genesoft is not aware that any key employee or significant group of employees of Genesoft plans to terminate employment with Genesoft.

(xv) Genesoft has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of ERISA and the regulations and published interpretations thereunder with respect to each plan in which employees of Genesoft are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No prohibited transaction has occurred with respect to any employee benefit plan which would reasonably be expected to have a Genesoft Material Adverse Effect. Genesoft has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. Each pension plan for which Genesoft would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(xvi) Genesoft is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as Genesoft reasonably believes are prudent and customary in the business in which it is engaged; all policies of insurance and fidelity or surety bonds insuring Genesoft and its business, assets, employees, officers and directors are in full force and effect; Genesoft is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by Genesoft under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; Genesoft has not been refused any insurance coverage sought or applied for; and Genesoft has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost which would not reasonably be expected to have a Genesoft Material Adverse Effect.

(xvii) Genesoft has made and possesses all Permits in order for Genesoft to conduct its business, except for such Permits which the failure to obtain would not reasonably be expected to have a Genesoft Material Adverse Effect, and is in compliance in all material respects with the terms and conditions of all such Permits; all of such Permits held by Genesoft are valid and in full force and effect; there is no pending or, to the knowledge of Genesoft, threatened action, suit, claim or proceeding which may cause any such Permit to be limited, revoked, cancelled, suspended, modified or not renewed and Genesoft has not received any notice of proceedings relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Genesoft Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus.

(xviii) Ernst & Young LLP, who have certified certain financial statements of Genesoft and delivered their report with respect to the audited consolidated financial statements and schedules included in the Preliminary Prospectus, the Final Prospectus or the Registration Statement, or incorporated by reference therein, are independent public accountants with respect to Genesoft within the meaning of the Securities Act and the Rules and Regulations.

(xix) Genesoft has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and Genesoft is not in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed prior to the Closing Date, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

(xx) Genesoft maintains a system of internal accounting controls that Genesoft reasonably believes are sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability of assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxi) Neither Genesoft nor any of its officers or directors, or to Genesoft’s knowledge, any of their Affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(xxii) Except as would not, singly or in the aggregate, reasonably be expected to have a Genesoft Material Adverse Effect: (A) Genesoft is in compliance with all applicable Environmental Laws, (B) Genesoft has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits authorizations and approvals, (C) there are no pending or, to the knowledge of Genesoft, threatened Environmental Claims against Genesoft, and (D) under applicable law, there are no circumstances with respect to any property or operations of Genesoft that are reasonably likely to form the basis of an Environmental Claim against Genesoft.

(xxiii) Genesoft has ownership or license or legal right to use all patent, copyright, trade secret, trademark, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of Genesoft and material to Genesoft (collectively, “Genesoft Intellectual Property”) other than Genesoft Intellectual Property generally available on commercial terms from other sources. All of such patents, registered trademarks and registered copyrights owned by Genesoft have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions, except where the failure to do so would not reasonably be expected to have a Genesoft Material Adverse Effect. All material licenses or other material agreements under which (A) Genesoft is granted rights in Genesoft Intellectual Property, other than Genesoft Intellectual Property generally available on commercial terms from other sources, and (B) Genesoft has granted rights to others in Genesoft Intellectual Property owned or licensed by Genesoft, are, to the knowledge of Genesoft, in full force and effect and, to the knowledge of Genesoft, there is no material default by Genesoft or the other parties thereto. Genesoft reasonably believes that it has taken all steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of or rights to all material Genesoft Intellectual Property. To the knowledge of Genesoft, the present business, activities and products of Genesoft do not infringe any intellectual property of any other person, except where such infringement would not reasonably be expected to have a Genesoft Material Adverse Effect. Except as described in the Preliminary Prospectus, the Final Prospectus or the Registration Statement, no proceeding charging Genesoft with infringement of any adversely held Genesoft Intellectual Property has been filed. To the knowledge of Genesoft, Genesoft is not making unauthorized use of any confidential information or trade secrets of any person. Genesoft does not have and, to the knowledge of Genesoft, none of its employees have any agreements or arrangements with any persons other than Genesoft related to confidential information or trade secrets of such persons other than such agreements that would not materially restrict Genesoft from conducting its business as currently conducted.

(xxiv) Intentionally Omitted.

(xxv) Except as disclosed on Schedule 2(b)(xxv) or in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, Genesoft is not indebted, either directly or indirectly, to any of its present or former stockholders, officers or directors, or to any of their respective spouses or children or any of their respective Affiliates, in any amount whatsoever, including, without limitation, any amounts due under any deferred compensation plan, other than for payment of consulting fees or salaries (but not deferred fees or salaries) for services rendered, employee benefits and reasonable expenses incurred on Genesoft’s behalf. Except as disclosed on Schedule 2(b)(xxv) or in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, to Genesoft’s knowledge, no present or former officer, director or stockholder of Genesoft (nor any person in the immediate family of any such officer, director or stockholder) nor any of their respective Affiliates is indebted to Genesoft or has any material direct or indirect ownership interest in any firm or corporation with which Genesoft is affiliated or with which Genesoft has a business relationship or which competes with Genesoft. Except as disclosed in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, to Genesoft’s knowledge, no officer, director or holder of any of its capital stock or any member of their immediate families or any of their respective Affiliates, is, directly or indirectly, interested in any contract with Genesoft. Genesoft is not a guarantor or indemnitor of any indebtedness of any person, firm or corporation.

(xxvi) Except as set forth on Schedule 2(b)(xxvi), Genesoft is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against Genesoft, the Company or the Placement Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(xxvii) Genesoft has not sustained, since December 31, 2002, any material loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Registration Statement, the Preliminary Prospectus and the Final Prospectus; and, since such date, there has not been any change, other than as set forth on Schedule 2(b)(xxvii), in the capital stock or long-term debt of Genesoft or any Genesoft Material Adverse Effect, or any development involving a prospective Genesoft Material Adverse Effect, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of Genesoft, otherwise than as set forth or contemplated by the Registration Statement or the Preliminary Prospectus.

Any certificate signed by any officer of Genesoft and delivered to the Placement Agents or counsel for the Placement Agents in connection with the offering of the Stock shall be deemed a representation and warranty by Genesoft, as to the matters covered thereby, to the Placement Agents and the Purchasers.

3. THE CLOSING. The time and date of closing and delivery of the documents required to be delivered to the Lead Placement Agent pursuant to Section 6 hereof shall be at 10:00 A.M., New York time, on February         , 2004 (the “Closing Date”) at the offices of Ropes & Gray LLP, One International Place, Boston, MA 02110. At the Closing, the Escrow Agent will disburse the Escrow Funds from the Escrow Account to the Company as provided in the Escrow Agreement and the Company shall deliver the shares of Stock to the Purchasers, which delivery may be made through the facilities of the Depository Trust Company.

4. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the Placement Agents:

(a) (i) To make no further amendment or supplement prior to the Closing Date to the Registration Statement or the Final Prospectus, which shall be reasonably disapproved by the Placement Agents in good faith promptly after reasonable notice thereof; (ii) for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock, to advise the Placement Agents promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Final Prospectus or any amended Final Prospectus has been filed and to furnish the Placement Agents with copies thereof; (iii) to use its best commercially practicable efforts to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 15 or 15(d) of the Exchange Act subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; (iv) to advise the Placement Agents, promptly after it receives notices thereof, (x) of any request by the Commission to amend the Registration Statement or to amend or supplement the Final Prospectus or for additional information relating thereto and (y) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document or any amendment or supplement thereto or any order preventing or suspending the use of the Preliminary Prospectus or the Final Prospectus or any amendment or supplement thereto, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the institution or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Final Prospectus or for additional information relating thereto; and, (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or Final Prospectus or suspending any such qualification, promptly to use its best commercially practicable efforts to obtain the withdrawal of such order.

(b) To comply with the Securities Act and the Exchange Act, and the rules and regulations thereunder, so as to permit the completion of the distribution of the Stock as contemplated in the Transaction Documents and the Final Prospectus. If during the period in which a prospectus is required by law to be delivered by a Placement Agent or a dealer in connection with the distribution of Stock contemplated by the Final Prospectus, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agents, it becomes necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Final Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Final Prospectus to comply with any law, the Company promptly will prepare and file with the Commission, and furnish at its own expense to the Placement Agents and to such dealers, an appropriate amendment to the Registration Statement or supplement to the Final Prospectus so that the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Final Prospectus will comply with such law. Before amending the Registration Statement or supplementing the Preliminary Prospectus in connection with the Offering, the Company will furnish the Placement Agents with a copy of such proposed amendment or supplement and will not file such amendment or supplement to which the Placement Agents reasonably object.

(c) To furnish promptly to the Placement Agents and to counsel for the Placement Agents, upon request, a copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(d) To deliver promptly to the Placement Agents such number of the following documents as the Placement Agents shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) the Preliminary Prospectus, (iii) the Final Prospectus (not later than 10:00 A.M., New York time, on the second Business Day following the execution and delivery of this Agreement) and any amendment or supplement thereto (not later than 10:00 A.M., New York City time, on the Business Day following the date of such amendment or supplement); and (iv) any document incorporated by reference in the Preliminary Prospectus or Final Prospectus. The Company will pay the expenses of printing or other production of all documents relating to the Offering.

(e) To make generally available to its stockholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(f) To promptly take from time to time such actions as the Placement Agents may reasonably request to qualify the Stock for offering and sale under the securities, or blue sky, laws of such jurisdictions as the Placement Agents may designate and to continue such qualifications in effect for so long as required for the distribution of the Stock and will pay the fee, if any, of the National Association of Securities Dealers, Inc. (“NASD”) in connection with its review of the Offering. The Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, to submit to taxation in any jurisdiction or to file a general consent to service of process in any jurisdiction.

(g) Not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Final Prospectus without the prior written consent of the Lead Placement Agent, which consent shall not be unreasonably withheld, other than (i) the Company’s sale of the Stock hereunder, (ii) the exchange of approximately $22.3 million of the Company’s convertible promissory notes (and any subsequent conversion of such notes for shares of Common Stock) in exchange for outstanding promissory notes of Genesoft and the issuance of shares of Common Stock to the holders of the Genesoft notes in payment of interest and related amounts on such notes, all as contemplated by the Note Amendment and Exchange Agreement among the Company, Genesoft and the holders of the Genesoft notes dated as of November 17, 2003, (iii) the issuance of shares of Common Stock and assumption of options and warrants of Genesoft contemplated by the Merger Agreement, (iv) the issuance of shares or options to purchase shares pursuant to qualified stock option plans or currently outstanding Company or Genesoft options, warrants or rights, and (v) securities issued in connection with acquisition, licensing, collaboration or similar strategic arrangements; provided, however, that before issuing any such shares, the Company shall obtain from such proposed transferee an agreement to be bound by a letter substantially in the form of Exhibit D, pursuant to which such proposed transferee shall agree not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Final Prospectus, without the prior written consent of the Lead Placement Agent. The Company and Genesoft will cause each of its executive officers, directors and stockholders listed on Exhibit C hereto to furnish to the Lead Placement Agent, prior to the Closing Date, a letter, substantially in the form of Exhibit D hereto, pursuant to which each such person shall agree not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Final Prospectus, without the prior written consent of the Lead Placement Agent.

(h) Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Placement Agents are notified), without the prior written consent of the Lead Placement Agent, unless in the judgment of the Company and its counsel, and after notification to the Lead Placement Agent, such press release or communication is required by law.

(i) To apply the net proceeds from the sale of the Stock as set forth in the Final Prospectus under the heading “Use of Proceeds”.

(j) To engage and maintain, at its expense, a registrar and transfer agent for the Stock for twelve months after the date hereof.

(k) For ninety days following the date hereof to supply the Placement Agents with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

(l) To take from time to time such actions as required to permit the Stock to continue to be listed and authorized for trading on the Nasdaq Stock Market for twelve months after the date hereof.

5. PAYMENT OF EXPENSES. The Company agrees with the Placement Agents to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock to the Purchasers and any taxes payable in that connection; (b) the costs incident to the Registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, Preliminary Prospectus and Final Prospectus and any amendments and exhibits thereto or any document incorporated by reference therein, and the costs of printing, reproducing and distributing, the Transaction Documents by mail, telex or other means of communication; (d) the fees and expenses incurred in connection with filings, if any, made with the NASD; (e) any applicable listing or other fees; (f) all fees and expenses of the registrar and transfer agent of the Stock; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(f); (h) the fees and expenses of the Escrow Agent incurred pursuant to the Escrow Agreement; and (i) all other costs and expenses incident to the performance of the obligations of the Company under the Transaction Documents (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants). Genesoft agrees with the Placement Agents to pay the fees and expenses of Genesoft’s counsel and Genesoft’s independent accountants. The Company further agrees (x) with the Lead Placement Agent to pay the costs and expenses of the Lead Placement Agent to the extent set forth in the letter agreement, dated December 10, 2003, between the Lead Placement Agent and the Company (the “Lead Placement Agent Engagement Letter”; and (y) with the Co-Placement Agent to pay the costs and expenses of the Co-Placement Agent to the extent set forth in the letter agreement, dated December 22, 2003, between the Co-Placement Agent and the Company (the “Co-Placement Agent Engagement Letter”).

6. CONDITIONS TO THE OBLIGATIONS OF THE PLACEMENT AGENTS AND THE SALE OF THE STOCK. The obligations of the Placement Agents and the closing of the sale of the Stock hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company and Genesoft contained herein, to the accuracy of the statements of the Company and Genesoft made in any certificates pursuant to the provisions hereof, to the performance by the Company and Genesoft of their obligations hereunder, and to each of the following additional terms and conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Preliminary Prospectus or the Final Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agents. Any filings required to be made by the Company in accordance with Section 4(a) shall have been timely filed with the Commission.

(b) The Placement Agents shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Preliminary Prospectus or the Final Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Placement Agents, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents, the Stock, the Registration Statement, the Preliminary Prospectus and the Final Prospectus and all other legal matters relating to the Transaction Documents and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agents, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Ropes & Gray LLP shall have furnished to the Placement Agents, such counsel’s written opinion, as counsel for the Company, addressed to the Placement Agents and the Purchasers and dated the Closing Date in form attached hereto as Exhibit E.

(e) Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP shall have furnished to the Placement Agents, such counsel’s written opinion, as counsel for Genesoft, addressed to the Placement Agents and the Purchasers and dated the Closing Date in the form attached hereto as Exhibit F.

(f) The Company shall have furnished to the Placement Agents and the Purchasers a certificate, dated the Closing Date, executed by its Chairman of the Board, Chief Executive Officer, Chief Operating Officer or a Vice President and its Chief Financial Officer stating that (i) since the effective date of the Registration Statement no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Preliminary Prospectus or the Final Prospectus and which has not been so set forth, (ii) to their knowledge after reasonable investigation, including review of the Registration Statement, Preliminary Prospectus and Final Prospectus, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) subsequent to the date of the most recent financial statements included or incorporated by reference in the Preliminary Prospectus and the Final Prospectus, there has been no material adverse change in the financial position or results of operation of the Company, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations or business of the Company, except as set forth in the Preliminary Prospectus and the Final Prospectus; and (iv) the conditions set forth in Section 6(t) of this Agreement have been satisfied.

(g) Genesoft shall have furnished to the Placement Agents and the Purchasers a certificate, dated the Closing Date, executed by its Chairman of the Board and Chief Executive Officer, its President and its Director, Finance stating that (i) since the effective date of the Registration Statement no event has occurred with respect to Genesoft or its business, properties or assets which should have been set forth in a supplement or amendment to the Registration Statement, the Preliminary Prospectus or the Final Prospectus and which has not been so set forth, (ii) to their knowledge after reasonable investigation, including review of the Registration Statement, Preliminary Prospectus and Final Prospectus, as of the Closing Date, the representations and warranties of Genesoft in this Agreement are true and correct and Genesoft has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) subsequent to the date of the most recent Genesoft financial statements included or incorporated by reference in the Preliminary Prospectus and the Final Prospectus, there has been no material adverse change in the financial position or results of operation of Genesoft, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations or business of Genesoft, except as set forth in the Preliminary Prospectus and the Final Prospectus; and (iv) the conditions set forth in Section 6(t) of this Agreement have been satisfied.

(h) At the time of the execution of this Agreement, the Placement Agents shall have received from Ernst & Young LLP a letter, addressed to the Placement Agents and the Purchasers and dated such date, in form and substance reasonably satisfactory to the Placement Agents (i) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained or incorporated by reference in the Preliminary Prospectus and the Final Prospectus.

(i) On the Closing Date, the Placement Agents shall have received a letter (the “bring-down letter”) from Ernst & Young LLP addressed to the Placement Agents and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Prospectus and the Final Prospectus as of a date not more than three Business Days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Placement Agents concurrently with the execution of this Agreement pursuant to Section 6(h).

(j) (i) Neither the Company nor Genesoft shall have sustained since the date of the latest audited financial statements of the Company included or incorporated by reference in the Preliminary Prospectus and the Final Prospectus any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Preliminary Prospectus and the Final Prospectus, and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or Genesoft or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company or Genesoft, otherwise than as set forth in or contemplated by the Preliminary Prospectus and the Final Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Placement Agents, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated by the Preliminary Prospectus and the Final Prospectus.

(k) The Stock shall have been listed and authorized for trading on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Placement Agents, which shall include verbal confirmations from a member of the Nasdaq staff.

(l) At the time of execution of this Agreement, the Company shall have furnished to the Lead Placement Agent a letter substantially in the form of Exhibit D hereto from each executive officer, director and stockholder of the Company and Genesoft listed on Exhibit C hereto.

(m) On the Closing Date, the Company shall have furnished to the Placement Agents a Secretary’s Certificate of the Company.

(n) On the Closing Date, Genesoft shall have furnished to the Placement Agents a Secretary’s Certificate of Genesoft.

(o) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq Stock Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) (A) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (B) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it with respect to either (A) or (B), in the sole judgment of the Lead Placement Agent, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated by the Preliminary Prospectus and the Final Prospectus.

(p) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Stock; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Stock.

(q) The Company shall have entered into Subscription Agreements with each of the Purchasers that has executed such an agreement and to which the Company desires to sell Stock agreeing to be a party thereto and such agreements shall be in full force and effect.

(r) The Company shall have entered into the Escrow Agreement with the Placement Agents and the Escrow Agent and such agreement shall be in full force and effect.

(s) Prior to the Closing Date, the Company shall have furnished to the Placement Agents such further information, certificates and documents as the Placement Agents may reasonably request.

(t) The conditions set forth in Section 7.01(a), (b), (c), (d), (f) and (g), Section 7.02 (a), (b), (c), (f), (g), (h), (i), (j), (n), (o) and (p) and Section 7.03 (a), (b), (e) and (f) of the Merger Agreement shall have been satisfied by the parties to the Merger Agreement responsible therefore; provided, however, if the conditions set forth in Section 7.01(c) and (g), Section 7.02 (a), (b), (f), (i), (j), (n) and (o), or Section 7.03(a), (b) or (f) shall not have been satisfied, each party responsible therefore shall have informed the Lead Placement Agent that it reasonably believes that such condition will be satisfied and remain satisfied so that the transactions contemplated by the Merger Agreement may be consummated within five days of the Closing.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agents.

7. INDEMNIFICATION AND CONTRIBUTION.

(a) The Company shall indemnify and hold harmless each Placement Agent, its officers, employees, representatives and agents and each person, if any, who controls such Placement Agent within the meaning of the Securities Act (collectively the “Placement Agents Indemnified Parties” and each a “Placement Agents Indemnified Party”) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Placement Agents Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Final Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement or the Final Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse each Placement Agents Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Placement Agents Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus, the Registration Statement or the Final Prospectus or any such amendment or supplement in reliance upon and in conformity with the Placement Agents’ Information; provided, further, that with respect to any such untrue statement in or omission from any Preliminary Prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Placement Agents Indemnified Party to the extent that the sale to the person asserting of any such loss, claim, damage or liability of or with respect to such Placement Agents Indemnified Party results from the fact that both (i) to the extent required by applicable law, a copy of the Final Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Stock to such person and (ii) the untrue statement in or omission from such Preliminary Prospectus was corrected in the Final Prospectus unless, in either case, such failure to deliver the Final Prospectus was a result of non-compliance by the Company with the provisions of Section 4 hereof. This indemnity agreement is not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Placement Agents Indemnified Party.

(b) Genesoft shall indemnify and hold harmless the Placement Agents Indemnified Parties against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Placement Agents Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact with respect to Genesoft or its business, properties or assets contained in the Preliminary Prospectus, the Registration Statement or the Final Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement or the Final Prospectus or in any amendment or supplement thereto a material fact with respect to Genesoft or its business, properties or assets required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse each Placement Agents Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Placement Agents Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Genesoft shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus, the Registration Statement or the Final Prospectus or any such amendment or supplement in reliance upon and in conformity with the Placement Agents’ Information; provided, further, that with respect to any such untrue statement in or omission from any Preliminary Prospectus, the indemnity agreement contained in this paragraph (b) shall not inure to the benefit of any Placement Agents

Indemnified Party to the extent that the sale to the person asserting of any such loss, claim, damage or liability of or with respect to such Placement Agents Indemnified Party results from the fact that both (i) to the extent required by applicable law, a copy of the Final Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Stock to such person and (ii) the untrue statement in or omission from such Preliminary Prospectus was corrected in the Final Prospectus unless, in either case, such failure to deliver the Final Prospectus was a result of non-compliance by the Company with the provisions of Section 4 hereof. This indemnity agreement is not exclusive and will be in addition to any liability, which Genesoft might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Placement Agents Indemnified Party.

(c) Each Placement Agent will severally and not jointly indemnify and hold harmless the Company, its officers, employees, representatives and agents, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) and Genesoft, its officers, employees, representatives and agents, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act (collectively the “Genesoft Indemnified Parties” and each a “Genesoft Indemnified Party”) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties or the Genesoft Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Final Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but with respect to each of clause (i) and this clause (ii) only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Placement Agents’ Information furnished by it, and shall reimburse the Company Indemnified Parties and the Genesoft Indemnified Parties promptly upon demand for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by the Lead Placement Agent consists solely of the Lead Placement Agent’s Information and that such written information provided by the Co-Placement Agent consists solely of the Co-Placement Agent’s Information. This indemnity agreement is not exclusive and will be in addition to any liability, which the Placement Agents and the Purchasers might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Company Indemnified Parties and the Genesoft Indemnified Parties. Notwithstanding the provisions of this Section 7(c), in no event shall any indemnity under this Section 7(c) with respect to a Placement Agent exceed the total compensation received by such Placement Agent in accordance with Section 1(f).

(d) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable out-of-pocket costs incurred by the indemnified party which are related to the defense of the claim by the indemnifying party; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action in a reasonably prompt manner and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Placement Agents, if the indemnified parties under this Section 7 consist of any Placement Agents Indemnified Party, by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties or by Genesoft if the indemnified parties under this Section 7 consist of any Genesoft Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a), 7(b) and (c) shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 7(e) below, no indemnifying party shall be liable for any settlement, compromise or the consent to the entry of judgment in connection with any such action effected without its written consent, but if settled with its written consent or if there be a final judgment for the plaintiff in any such action other than a judgment entered with the consent of such indemnified party, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e) If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and actual out-of-pocket expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a), 7(b) or 7(c), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and Genesoft on the one hand and the Placement Agents on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Genesoft on the one hand and the Placement Agents on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and Genesoft on the one hand and the Placement Agents on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company bears to the total compensation received by the Placement Agents with respect to the Stock purchased under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Genesoft on the one hand or the Placement Agents on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company by the Placement Agents for use in the Final Prospectus consists solely of the Placement Agents’ Information. The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(f) shall be deemed to include, for purposes of this Section 7(f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(f), the Placement Agents shall not be required to contribute any amount in excess of the amount by which the total price at which the Stock was offered and sold to the public exceeds the amount of any damages which such Placement Agents has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8. TERMINATION. This Agreement may be terminated by the Lead Placement Agent in its absolute discretion by notice given to the Company if, at any time after the execution and delivery of this Agreement and prior to the Closing Date: (a) in the judgment of the Lead Placement Agent there shall have occurred any Company Material Adverse Effect or Genesoft Material Adverse Effect; or (b) any of the events described in Section 6(o) has occurred, and such event singly or together with any other event, makes it, in the Lead Placement Agent’s judgment, impracticable or inadvisable to market the Stock or otherwise proceed with the sale of the Stock in the manner and on the terms contemplated in the Preliminary Prospectus and the Final Prospectus. This Agreement shall be automatically terminated if the Merger Agreement is terminated. This Agreement may be terminated by the Company if the Closing has not occurred by February 29, 2004. Any termination pursuant to this Section 8 shall be without liability on the part of any party hereto to any other party except that the provisions of Sections 5 and 7 shall at all times be effective and shall survive such termination.

9. INTENTIONALLY OMITTED.

10. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Placement Agents, the Purchasers, the Company, Genesoft and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the indemnities of the Company and Genesoft contained in this Agreement shall also be for the benefit of the Placement Agents Indemnified Parties, and the indemnities of the Placement Agents shall also be for the benefit of the Company Indemnified Parties and the Genesoft Indemnified Parties. It is understood that the Placement Agents’ responsibility to the Company is solely contractual in nature and the Placement Agents do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

11. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, Genesoft and the Placement Agents as set forth in this Agreement or made by them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agents, the Company, Genesoft or any person controlling any of them and shall survive delivery of and payment for the Stock.

12. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Lead Placement Agent, shall be delivered or sent by mail, telex or facsimile transmission to J.P. Morgan Securities Inc., 277 Park Avenue, 3rd Floor, New York, NY 10172 Attention: Kristin Carey (facsimile: (646) 534-3035), with a copy to Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103 Attention: James A. Lebovitz, Esq. (facsimile: (215) 994-2222);

(b) if to the Co-Placement Agent, shall be delivered or sent by mail, telex or facsimile transmission to Legg Mason Wood Walker, Incorporated, 100 Light Street, 31st Floor, Baltimore Maryland 21202 Attention: Douglas J. Swirsky (facsimile: (410) 454-4508), with a copy to Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, Pennsylvania 19103 Attention: James A. Lebovitz, Esq. (facsimile: (215) 994-2222);

(c) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Genome Therapeutics Corp., 100 Beaver Street, Waltham, Massachusetts 02453 Attention: Chief Financial Officer (facsimile: (781) 893-8277), with a copy to (i) Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110 Attention: Patrick O’Brien, Esq. (facsimile: (617) 951-7050); and

(d) if to Genesoft, shall be delivered or sent by mail, telex or facsimile transmission to Genesoft Pharmaceuticals, Inc., 7300 Shoreline Court, South San Francisco, California 94080 Attention: Chief Executive Officer (facsimile: (650) 827-0477), with a copy to (i) Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California 94025 Attention: Christopher D. Dillon, Esq. (facsimile: (650) 321-2800).

13. DEFINITIONS OF CERTAIN TERMS. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Business Day” shall mean any day other than a Saturday, a Sunday, a legal holiday, a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or any day on which the Nasdaq National Market is not open for trading.

“Interference Proceeding” shall have the meaning set forth in 35 U.S.C. § 135.

“Transaction Documents” shall mean this Agreement, the Subscription Agreements and the Escrow Agreement.

14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15. PLACEMENT AGENTS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, (a) the Lead Placement Agent’s Information consists solely of the following statements concerning the Lead Placement Agent contained in (i) the first paragraph under the heading “Plan of Distribution” in the Final Prospectus, as follows: “J.P. Morgan Securities Inc. . . . [has] agreed to act as the lead placement agent . . . in connection with this offering;” and (ii) the last sentence of the seventh paragraph of the “Plan of Distribution” section in the Final Prospectus, as follows: “J.P. Morgan Securities Inc. . . . has informed us that it will not engage in overallotment, stabilizing transactions or syndicate covering transactions in connection with this offering;” and (b) the Co-Placement Agent’s Information consists solely of the following statements concerning the Co-Placement Agent contained in (i) the first paragraph under the heading “Plan of Distribution” in the Final Prospectus, as follows: “Legg Mason Wood Walker Incorporated . . . [has] agreed to act as the co-placement agent . . . in connection with this offering;” and (ii) the last sentence of the seventh paragraph of the “Plan of Distribution” section in the Final Prospectus, as follows: “Legg Mason Wood Walker, Incorporated . . . has informed us that it will not engage in overallotment, stabilizing transactions or syndicate covering transactions in connection with this offering.” For purposes of this Agreement, the Lead Placement Agent’s Information and the Co-Placement Agent’s Information shall be collectively referred to as the “Placement Agents’ Information.”

16. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17. GENERAL. This Agreement, together with the Lead Placement Agent Engagement Letter and the Co-Placement Agent Engagement Letter, constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, Genesoft and the Placement Agents.

18. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding of the agreement between the Company, Genesoft and the Placement Agents, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours, GENOME THERAPEUTICS CORP.

By:

Name: Title:

GENESOFT PHARMACEUTICALS, INC.

By:

Name: Title:

Accepted as of

the date first above written:

J.P. MORGAN SECURITIES INC.

By

Name: Title:

LEGG MASON WOOD WALKER, INCORPORATED

By:

Name: Title:

Exhibit A

Form of Subscription Agreement

SUBSCRIPTION AGREEMENT

Genome Therapeutics Corp.

100 Beaver Street

Waltham, Massachusetts 02453

The undersigned (the “Purchaser”) hereby confirms its agreement with you as follows:

1. This Subscription Agreement (this “Agreement”) is made as of the date set forth below between Genome Therapeutics Corp., a Massachusetts corporation (the “Company”), and the Purchaser.

2. The Company has authorized the sale and issuance to certain investors of up to                          shares (the “Shares”) of its Common Stock, par value $.10 per share (the “Common Stock”), for a purchase price of $             per share (the “Purchase Price”).

3. The offering and sale of the Shares (the “Offering”) are being made pursuant to an effective Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”). In connection with the consummation of the sale of the Shares pursuant to the Offering, the Company has filed a final prospectus (the “Final Prospectus”) with the Commission containing certain additional information regarding the Shares and terms of the Offering.

4. The Company and the Purchaser agree that the Purchaser will purchase from the Company, and the Company will issue and sell to the Purchaser, the Shares set forth below for the aggregate purchase price set forth below; provided, that this Agreement shall not be binding on the Company until it executes a counterpart of this Agreement. The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. Unless otherwise requested by the Purchaser and agreed to by the Company, the Shares purchased by the Purchaser will be delivered by electronic book-entry, registered in the Purchaser’s name and address as set forth below and will be released by EquiServe Trust Company N.A., the Company’s transfer agent (the “Transfer Agent”), to the Purchaser at the Closing (as defined in the Terms and Conditions for Purchase of Shares).

5. The Purchaser represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or its affiliates and (b) it has no direct or indirect affiliation or association with any NASD member. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

Number of Shares: [to be inserted]

Aggregate Purchase Price: $[to be inserted]

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: February , 2004

PURCHASER

By:
Name:
Title:
Address:

Agreed and Accepted this day of February, 2004:

GENOME THERAPEUTICS CORP.

By:
Name:
Title:

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1. Authorization and Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2. Agreement to Sell and Purchase the Shares; Placement Agents

(a) Purchase and Sale. At the Closing (as defined in Section 3.1), the Company will sell to the Purchaser, and the Purchaser will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Shares set forth on the signature page to which this Terms and Conditions for Purchase of Shares is attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

(b) Other Purchasers. The Company proposes to enter into this same form of Subscription Agreement with certain other investors (the “Other Purchasers”) and expects to complete sales of Shares to them. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the Subscription Agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements.”

(c) Placement Agents; Life Science Group, Inc. Purchaser acknowledges that the Company intends to pay each of J.P. Morgan Securities Inc. and Legg Mason Wood Walker, Incorporated (the “Placement Agents”) fees (the “Placement Fees”) in respect of the sale of Shares to the Purchasers. The Company also intends to pay Life Science Group, Inc. a fee in respect of the sale of Shares to certain Purchasers.

(d) Placement Agent Agreement. The Company has entered into a Placement Agent Agreement (the “Placement Agent Agreement”) with the Placement Agents and Genesoft Pharmaceuticals, Inc. (“Genesoft”). In the Placement Agent Agreement the Company and Genesoft make certain representations, warranties, covenants and agreements of the Company and Genesoft to and with the Placement Agents that are customary for offerings of the type contemplated hereby. A copy of the Placement Agent Agreement has been filed as an exhibit to the Registration Statement.

3. Closings and Delivery of the Shares and Funds.

(a) Closing. The completion of the purchase and sale of the Shares (the “Closing”) will occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agents, and of which the Purchasers will be notified in advance by the Placement Agents. At the Closing, (a) the Company will cause the Transfer Agent to deliver to the Purchaser the number of Shares set forth on the signature page hereto registered in the name of the Purchaser or, if so indicated on the Stock Certificate Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Purchaser and (b) the aggregate purchase price for the Shares being purchased by the Purchaser will be delivered by or on behalf of the Purchasers to the Company.

(b) Closing Conditions.

(i) Conditions to the Company’s Obligations. The Company’s obligation to issue the Shares to the Purchaser will be subject to the accuracy as of the Closing Date of the representations and warranties made by the Purchaser and the fulfillment of those undertakings of the Purchaser to be fulfilled at or prior to the applicable Closing Date.

(ii) Conditions to the Purchaser’s Obligations. The Purchaser’s obligation to purchase the Shares will be subject to the accuracy as of the Closing Date of the representations and warranties made by the Company herein and the fulfillment of those undertakings of the Company and Genesoft to be fulfilled at or prior to the applicable Closing Date, including, without limitation, those contained in the Placement Agent Agreement (collectively, the “Company Closing Conditions”), or the waiver thereof, in each case as determined in accordance with Section 3.3 hereof. The Purchaser’s obligations are expressly not conditioned on the purchase by any or all of the other Purchasers of the Shares that they have agreed to purchase from the Company, and the Purchaser acknowledges that the Company may sell less than all of the Shares in the Offering.

(c) Delivery of Funds. Promptly after the execution of this Agreement by the Purchaser and the Company, the Purchaser shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Purchaser to the following account designated by the Company and the Placement Agents pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”) dated as of February         , 2004, by and among the Company, the Placement Agents and JPMorgan Chase Bank, NA (the “Escrow Agent”):

JPMorgan	Chase Bank

ABA No.: 021 000 021

Account No.: 507 897455

Account Name: NY Escrow Special Subscription Account

FFC: a/c # 10207137 Genome Therapeutics Corp. Escrow Account

Attn: Joseph Morales

Tel No.: 212-623-5078

Such funds shall be held in escrow until the Closing and delivered by the Escrow Agent on behalf of the Placement Agents and the Purchasers to the Company upon the satisfaction, in the sole judgment of the Placement Agents, or the waiver, in the sole discretion of the Placement Agents, of the Company Closing Conditions. The Placement Agents shall have no rights in or to any of the escrowed funds, unless the Placement Agents and the Escrow Agent are notified in writing by the Company in connection with the Closing that a portion of the escrowed funds shall be applied to the Placement Fees. The Company and the Purchaser agree to indemnify and hold the Placement Agents and the Escrow Agent harmless from and against any and all losses, costs, damages, expenses and claims (including, without limitation, court costs and reasonable attorneys fees) (“Losses”) arising under this Section 3.3 or otherwise with respect to the funds held in escrow pursuant hereto or arising under the Escrow Agreement, except for Losses resulting from the willful misconduct or gross negligence of the Placement Agents or the Escrow Agent. Anything in this agreement to the contrary notwithstanding, in no event shall the Placement Agents or the Escrow Agent be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Placement Agents or the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d) Delivery of Shares. Promptly after the execution of this Agreement by the Purchaser and the Company, the Purchaser shall direct the broker-dealer at which the account or accounts to be credited with the Shares are maintained, which broker/dealer shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian (“DWAC”) instructing the Transfer Agent to credit such account or accounts with the Shares by means of an electronic book-entry delivery. Such DWAC shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Purchaser by the Placement Agents. Simultaneously with the delivery to the Company by the Escrow Agent of the funds held in escrow pursuant to Section 3.3 above, the Company shall direct the Transfer Agent to credit the Purchaser’s account or accounts with the Shares pursuant to the information contained in the DWAC.

4. Representations, Warranties and Covenants of the Purchaser.

(a) The Purchaser represents and warrants to, and covenants with, the Company that (a) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares, (b) the Purchaser has answered all questions on the Signature Page for use in preparation of the Final Prospectus and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) the Purchaser, in connection with its decision to purchase the number of Shares set forth on the Signature Page, relied only upon the Registration Statement and the Company’s regular reports on Forms 10-K, 10-Q, and 8-K as filed by the Company with the Commission and the representations and warranties of the Company contained herein.

(b) The Purchaser acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agents that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States where action for that purpose is required. Each Purchaser outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering materials, in all cases at its own expense. The Placement Agents are not authorized to make any representation or use any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the Prospectus or the Final Prospectus.

(c) The Purchaser further represents and warrants to, and covenants with, the Company that (a) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreement of the Purchaser herein may be legally unenforceable.

(d) The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

(e) The Purchaser represents, warrants and agrees that it has not engaged in any short selling of the Company’s securities, or established or increased any “put equivalent position” as defined in Rule 16(a)-1(h) under the Securities Exchange Act of 1934 with respect to the Company’s securities, within the past 10 trading days.

5. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that:

(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

(b) The Company has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreement of the Company herein may be legally unenforceable.

(c) The Shares to be issued and sold by the Company to the Purchaser at the Closing have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights (except those that have been waived by the holder thereof) and will conform to the description thereof contained in the Registration Statement and the Final Prospectus.

(d) The Registration Statement has been declared effective under the Securities Act of 1933, as amended (the “Act”); no stop order of the Commission preventing or suspending the use of the Final Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission. The Company meets the requirements for use of Form S-3 under the Act.

6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agents, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein will survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

7. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered as addressed as follows:

(i)     if to the Company, to:

Genome Therapeutics Corp.

100 Beaver Street

Waltham, Massachusetts 02453

Fax No.: (781) 893-8277

Attention: Chief Financial Officer

(ii)   with a copy mailed to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Fax No.: (617) 951-7050

Attention: Patrick O’Brien, Esq.

(iii) if to the Purchaser, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

8. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

11. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

EXHIBIT A

GENOME THERAPEUTICS CORP.

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please allocate the Shares as follows:

Exhibit B

Form of Escrow Agreement

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”) is made and entered into as of the          day of February 2004, by and among JPMorgan Chase Bank, a New York banking corporation (the “Escrow Agent”), Genome Therapeutics Corp., a Massachusetts corporation (the “Company”), J.P. Morgan Securities Inc. (“JPMorgan”) and Legg Mason Wood Walker, Incorporated (“Legg Mason,” and together with JPMorgan, the “Placement Agents”).

Background

WHEREAS, the Company proposes to sell an aggregate of up to                                  shares of its common stock, par value $.10 per share (the “Shares”), for an aggregate of up to $                    , all as described in the Company’s registration statement on Form S-3 (Registration No. 333-111273) (which, together with all amendments or supplements thereto is referred to herein as the “Registration Statement”);

WHEREAS, the Shares are being offered by the Company to subscribers identified by the Placement Agents, pursuant to the terms of the Placement Agent Agreement dated February             , 2004, by and among the Company, Genesoft Pharmaceuticals, Inc., a Delaware corporation, and the Placement Agents (the “Placement Agent Agreement”), and the Subscription Agreements executed by certain of the subscribers in the form attached to the Placement Agent Agreement as Exhibit A thereto (the “Subscription Agreements”);

WHEREAS, unless the transactions contemplated by the Placement Agent Agreement have been abandoned pursuant to the terms thereof, or unless otherwise agreed to by the Company and the Placement Agents, the closing of the purchase and sale of the Shares shall take place on February             , 2004 (the Closing Date”);

WHEREAS, the offering of the Shares may be terminated pursuant to the terms of the Placement Agent Agreement (the date of such termination, if so terminated, is referred to herein as the “Termination Date”);

WHEREAS, with respect to certain of the subscription payments received from subscribers, the Company and the Placement Agents propose to establish an escrow account with the Escrow Agent in the name of the Company at 4 New York Plaza, 15th Floor, New York, New York 10004; and

WHEREAS, the Escrow Agent is willing to receive and disburse the proceeds from the offering of the Shares in accordance herewith.

Terms

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Deposit of Escrowed Funds. The Placement Agents shall cause certain of the subscribers for the Shares to wire or deposit with the Escrow Agent funds of the subscribers delivered in payment for the Shares (the “Escrowed Funds”). Upon receipt of funds from such subscribers, the Escrow Agent shall credit such funds to a non-interest bearing account held by the Escrow Agent. The wire instructions for such subscriber funds are set forth in the notice provision for the Escrow Agent in Section 9 to this Agreement and in Section 3.3 of the Subscription Agreements. If any checks or other instruments deposited in the escrow account hereunder prove uncollectible, the Escrow Agent shall debit such escrow account for the amount of the returned check or other instrument deposited and shall deliver the returned checks or other instruments to the applicable subscriber.

2. Acceptance. Upon receipt of the Escrowed Funds, the Escrow Agent shall acknowledge such receipt in writing to the Company and the Placement Agents and shall hold and disburse the same pursuant to the terms and conditions of this Agreement. The Escrow Agent shall have no duty to verify whether the amounts and property delivered comport with the requirements of any other agreement.

3. List of Subscribers. The Placement Agents shall furnish or cause to be furnished to the Escrow Agent, at the time of each deposit of funds pursuant to Section 1, a list, substantially in the form of Exhibit A hereto, containing the name of, the address of, the number of Shares subscribed for by, the subscription amount to be delivered to the Escrow Agent on behalf of, and the social security or taxpayer identification number, if applicable, of, each subscriber whose funds are being deposited. The Escrow Agent shall notify the Placement Agents and the Company of any discrepancy between the subscription amounts set forth on any list delivered pursuant to this Section 3 and the subscription amounts received by the Escrow Agent. The Escrow Agent is authorized to revise such list to reflect the actual subscription amounts received and the release of any subscription amounts pursuant to Section 4.

4. Withdrawal of Subscription Amounts.

(a) If the Escrow Agent shall receive a notice, substantially in the form of Exhibit B hereto (an “Offering Termination Notice”) from the Company, the Escrow Agent shall promptly after receipt of such Offering Termination Notice, send to each subscriber listed on the list held by the Escrow Agent pursuant to Section 3 whose total subscription amount shall not have been released pursuant to paragraph (b) or (c) of this Section 4, in the manner set forth in paragraph (d) of this Section 4, a check to the order of such subscriber in the amount of the remaining subscription amount held by the Escrow Agent as set forth on such list held by the Escrow Agent. The Escrow Agent shall notify the Company and the Placement Agents of the distribution of such funds to the subscribers.

(b) In the event that (i) the Shares have been subscribed for and funds in respect thereof shall have been deposited with the Escrow Agent on or before the Termination Date and (ii) no Offering Termination Notice shall have been delivered to the Escrow Agent, the Company and the Placement Agents shall deliver to the Escrow Agent a joint notice, not less than one (1) nor more than three (3) business days prior to the Closing Date, substantially in the form of Exhibit C hereto (a “Closing Notice”), designating the proceeds of which are to be distributed on such Closing Date, and identifying the subscribers and the number of Shares to be sold to each thereof on such Closing Date. The Escrow Agent, after receipt of such Closing Notice, on such Closing Date, shall pay to the Company and the Placement Agents, in federal or other immediately available funds and otherwise in the manner specified by the Company in such Closing Notice, an amount equal to the aggregate of the subscription amounts paid by the subscribers identified in such Closing Notice for the Shares to be sold on such Closing Date as set forth on the list held by the Escrow Agent pursuant to Section 3.

(c) If at any time and from time to time prior to the release of any subscriber’s total subscription amount pursuant to paragraph (a) or (b) of this Section 4 from escrow, the Company shall deliver to the Escrow Agent a notice, substantially in the form of Exhibit A hereto (a “Subscription Termination Notice”), to the effect that any or all of the subscriptions of such subscriber have been rejected by the Company (a “Rejected Subscription”), the Escrow Agent, promptly after receipt of such Subscription Termination Notice and, if such subscriber delivered a check in payment of its Rejected Subscription, after the clearance of such check, to the extent of the sum of such subscriber’s Rejected Subscription amount as set forth in the Subscription Termination Notice, send to such subscriber, in the manner set forth in paragraph (d) of this Section 4, a check to the order of such subscriber in the amount of such Rejected Subscription amount.

(d) For the purposes of this Section 4, any check that the Escrow Agent shall be required to send to any subscriber shall be sent to such subscriber by first class mail, postage prepaid, at such subscriber’s address furnished to the Escrow Agent pursuant to Section 3.

5. Escrow Agent; Duties and Liabilities.

(a) It is expressly understood and agreed by the parties that (i) the duties of the Escrow Agent, as herein specifically provided, are purely ministerial in nature; (ii) the Escrow Agent shall not have any duty to deposit the Escrowed Funds except as provided herein, (iii) the Escrow Agent shall not be responsible or liable in any manner whatsoever for, or have any duty to inquire into, the sufficiency, correctness, genuineness or validity of the notices it receives hereunder, or the identity, authority or rights of any of the parties; (iv) the Escrow Agent shall have no duties or responsibilities in connection with the Escrowed Funds, other than those specifically set forth in this Agreement; (v) the Escrow Agent shall not incur any liability in acting upon any signature, written notice, request, waiver, consent, receipt, or any other paper or document believed by the Escrow Agent to be genuine; (vi) the Escrow Agent may assume that any person purporting to have authority to give notices on behalf of any of the parties in accordance with the provisions hereof has been duly authorized to do so; (vii) the Escrow Agent shall incur no liability whatsoever except for such resulting from its willful misconduct or gross negligence, as long as the Escrow Agent has acted in good faith in the performance of its duties hereunder; and (viii) upon the Escrow Agent’s performance of its obligations under Section 4 hereof, the Escrow Agent shall be relieved of all liability, responsibility and obligation with respect to the Escrowed Funds or arising out of or under this Agreement.

(b) The Escrow Agent shall not be under any obligation to take any legal action in connection with this Agreement or towards its enforcement or performance, or to appear in, prosecute or defend any action or legal proceeding, or to file any return, or pay or withhold any income or other tax payable with respect to any Escrowed Funds or the disbursement thereof, any payment of or in respect of which shall constitute a Loss under Section 6 below, and Placement Agents and the Company agree to provide to the Escrow Agent such information and documentation as the Escrow Agent may reasonably request in connection therewith.

(c) In the event of any disagreement relating to the Escrowed Funds or the disbursement thereof resulting in adverse claims or demands being made in connection with the Escrowed Funds or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Funds, but only to the extent of the Escrowed Funds in controversy, until the Escrow Agent shall have received a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Funds, in which event the Escrow Agent shall disburse the Escrowed Funds in accordance with such order. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that the order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question. If a proceeding for such determination is not begun and diligently continued, the Escrow Agent may make an ex parte application, or bring any appropriate action, for leave to deposit the Escrowed Funds in the Supreme Court of the State of New York, County of New York seeking such determination or such declaratory relief as the Escrow Agent shall deem reasonably necessary under the circumstances, and the parties each hereby irrevocably consent to the entering of an ex parte order pursuant to all applicable laws, rules and procedures of the State of New York and such court. The Escrow Agent shall be reimbursed by the Company, for all of the Escrow Agent’s reasonable costs and expenses of such action or proceeding, including, without limitation, reasonable attorneys’ fees and disbursements.

(d) The Escrow Agent does not have any interest in the Escrowed Funds deposited hereunder and is serving as escrow agent only and having only possession thereof. Any payments of income from the Escrowed Funds shall be subject to withholding regulations then in force with respect to United States federal or state income taxes. The parties hereto shall provide the Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. Section 5(c), Section 5(d), and Section 6 shall survive any termination of this Agreement or the resignation of the Escrow Agent in accordance with Section 5(h) below.

(e) None of the provisions of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(f) The Escrow Agent may consult with independent counsel and the advice or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel.

(g) The Escrow Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or gross negligence on the part of any agent, attorney, custodian or nominee so appointed.

(h) The Escrow Agent may at any time resign by giving ten (10) days written notice of resignation to the Company and the Placement Agents. Upon receiving such notice of resignation, the Company and the Placement Agents shall promptly appoint a successor and, upon the acceptance by the successor of such appointment, release the resigning Escrow Agent from its obligations hereunder by written instrument, a copy of which instrument shall be delivered to the resigning Escrow Agent and the successor. If no successor shall have been so appointed and have accepted appointment within forty-five (45) days after the giving of such notice of resignation, the resigning Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor.

(i) Any partnership or other similar entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any partnership, corporation or other similar entity resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any partnership, corporation or other similar entity succeeding to the business of the Escrow Agent shall be the successor of the Escrow Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

(j) No printed or other matter in any language (including, without limitation, the Registration Statement, the prospectus relating to the Registration Statement, notices, reports and promotional material) which mentions the Escrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless the Escrow Agent shall first have given its specific written consent thereto. The Escrow Agent hereby consents to the use of its name and the reference to the escrow arrangement in the Registration Statement and in the prospectus.

6. Indemnification of Escrow Agent. The Company and the Placement Agents hereby agree to indemnify and hold the Escrow Agent harmless from any and all liabilities, obligations, damages, losses, claims, encumbrances, costs or expenses (including reasonable attorneys’ fees and expenses) (any or all of the foregoing herein referred to as a “Loss”) arising hereunder or under or with respect to the Escrowed Funds, except for Losses resulting from the willful misconduct or gross negligence of the Escrow Agent. Anything in this agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

7. Fees. The Company agrees to (a) pay the Escrow Agent upon execution of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 1 attached hereto, and (b) pay or reimburse the Escrow Agent upon request for all expenses, disbursements and advances, including reasonable attorney’s fees and expenses, reasonably incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Agreement.

8. Security Procedures. In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement, as indicated in Schedule 2 attached hereto), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 3 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. If the Escrow Agent is unable to contact any of the authorized representatives identified in Schedule 3, the Escrow Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of your executive officers (“Executive Officers”), as the Escrow Agent may select. Such Executive Officer shall deliver to the Escrow Agent a fully executed Incumbency Certificate, and the Escrow Agent may rely upon the confirmation of anyone purporting to be any such officer. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Company or the Placement Agents to identify (a) the beneficiary, (b) the beneficiary’s bank, or (c) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Agreement acknowledge that these security procedures are commercially reasonable.

9. Notices. Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when sent by facsimile transmission with receipt confirmed to the telephone number below and addressed as follows:

a)	If to the Escrow Agent, to:

JPMorgan Chase Bank

Escrow Services

4 New York Plaza 21st Floor

New York, NY 10004

Fax No.: (212) 623-6168/6380

Attention: Joseph Morales

with wire transfers to:

JPMorgan Chase Bank

ABA # 021 000 021

Account No.: 507 897455

Account Name: NY Escrow Special Subscription Account

FFC: a/c # 10207137 Genome Therapeutics Escrow Account

Attn: Joseph Morales

Tel No: 212-623-5078

b)	If to the Company, to:

Genome Therapeutics Corp.

100 Beaver Street

Waltham, Massachusetts 02453

Fax No.: (781) 893-8277

Attention: Chief Financial Officer

with a copy to:

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

Fax No.: (617) 951-7050

Attention: Patrick O’Brien, Esq.

c)	If to Placement Agents, to:

J.P. Morgan Securities Inc.

277 Park Avenue, 3rd Floor

New York, NY 10172

Fax No.: (646) 534-3035

Attention: Kristin Carey

and

Legg Mason Wood Walker, Incorporated

100 Light Street, 31st Floor

Baltimore Maryland 21202

Fax No.: (410) 454-4508

Attention: Douglas J. Swirsky

with a copy to:

Dechert LLP

4000 Bell Atlantic Tower

1717 Arch Street

Philadelphia, PA 19103

Fax No.: (215) 994-2222

Attention: James A. Lebovitz, Esq.

or to such other address or account information as hereafter shall be designated in writing by the applicable party to the other parties hereto.

10. Entire Agreement. This Agreement and any exhibits and schedules hereto constitute the entire agreement between the parties hereto pertaining to the subject matters hereof, and supersede all negotiations, preliminary agreements and all prior and contemporaneous discussions and understandings of the parties in connection with the subject matters hereof. Any exhibits and schedules hereto are hereby incorporated into and made a part of this Agreement.

11. Amendments. No amendment, waiver, change or modification of any of the terms, provisions or conditions of this Agreement shall be effective unless made in writing and signed by the parties or by their duly authorized agents. Waiver of any provision of this Agreement shall not be deemed a waiver of future compliance therewith and such provision shall remain in full force and effect.

12. Severability. In the event any provision of this Agreement is held invalid, illegal or unenforceable, in whole or in part, the remaining provisions of this Agreement shall not be affected thereby and shall continue to be valid and enforceable.

13. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable principles of conflicts of law.

14. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF. THE COMPANY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO THE COMPANY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE COMPANY AT ITS ADDRESS SPECIFIED HEREIN. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING,

WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

15. Headings and Captions. The titles or captions of paragraphs in this Agreement are provided for convenience of reference only, and shall not be considered a part hereof for purposes of interpreting or applying this Agreement, and such titles or captions do not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms or conditions.

16. Gender and Number. Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine or neuter gender, according to the context.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument, and in making proof hereof, it shall not be necessary to produce or account for more than one such counterpart.

18. Binding Effect on Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns, and the subscribers of the Shares. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto (and their respective legal representatives, heirs, successors and assigns), any rights, remedies, obligations or liabilities.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ESCROW AGENT: JPMORGAN CHASE BANK		COMPANY: GENOME THERAPEUTICS CORP.

By:		By:

	Name:		Name:
	Title:		Title:

PLACEMENT AGENTS: J.P. MORGAN SECURITIES INC.		LEGG MASON WOOD WALKER, INCORPORATED

By:		By:

	Name:		Name:
	Title:		Title:

EXHIBIT A

SUMMARY OF CASH TO BE RECEIVED

NEW PARTICIPANT DEPOSIT

Name, Address & Tax ID of Subscriber	Number of Shares	Subscription Amount	Receipt Confirmed by Escrow Agent

A-1

EXHIBIT B

FORM OF OFFERING TERMINATION NOTICE

[                         ], 2004

JPMorgan Chase Bank

Escrow Services

4 New York Plaza, 21st Floor

New York, NY 10004

Attention: Joseph Morales

Dear Ms.

Pursuant to Section 4(a) of the Escrow Agreement dated as of February     , 2004 (the “Escrow Agreement”) by and among J.P. Morgan Securities Inc., Legg Mason Wood Walker, Incorporated, Genome Therapeutics Corp. (the “Company”) and you, the Company hereby notifies you of the termination of the offering of the Shares (as that term is defined in the Escrow Agreement) and directs you to make payments to subscribers as provided for in Section 4(a) of the Escrow Agreement.

Very truly yours, GENOME THERAPEUTICS CORP.

By:

Name:
Title:

B-1

EXHIBIT C

FORM OF CLOSING NOTICE

JPMorgan Chase Bank

Institutional Trust Services

4 New York Plaza, 21st Floor

New York, NY 10004

Attention: Joseph Morales

Dear Mr. Morales

Pursuant to Section 4(b) of the Escrow Agreement dated as of February         , 2004 (the “Escrow Agreement”) by and among J.P. Morgan Securities Inc., Legg Mason Wood Walker, Incorporated, Genome Therapeutics Corp. (the “Company”) and you, the Company hereby certifies that it has received subscriptions for the Shares (as that term is defined in the Escrow Agreement) and the Company will sell and deliver Shares to the subscribers thereof at a closing to be held on February         , 2004 (the “Closing Date”). The names of the subscribers concerned, the number of Shares subscribed for by each of such subscribers and the related subscription amounts are set forth on Schedule A annexed hereto.

Please accept these instructions as standing instructions for the closing to be held on the Closing Date. The parties hereto certify that they do not wish to have a call back regarding these instructions. The parties hereto further certify that their instructions may be transmitted to you via facsimile.

We hereby request that the aggregate subscription amount be paid to us is as follows:

1. To the Company, $                    , pursuant to the following wire transfer instructions:

Company Name:	Genome Therapeutics Corp.
Phone & Address:	100 Beaver Street
Waltham, MA 02453
1-781-398-2339

Bank Name:	Citizens Bank
Phone & Address:	28 State Street
Boston, MA 02109
1-877-471-1961

Account Number :	1135568364
Bank ABA Number:	011500120
Swift Code :	CTZIUS33 (For International Wires Only);

2. To J.P. Morgan Securities Inc., $                    , pursuant to the following wire transfer instructions:

Bank:	JPMorgan Chase Bank
ABA#:	021000021

C-1

Acct Name:	JPMorgan Securities Inc.
Account #:	066914523 (“JPMSI-IB BEST”)
OBI:	Corporate Finance: Maria T. Sgambellone
Reference:	Genome Registered Direct; and

3. To Legg Mason Wood Walker, Incorporated, $                    , pursuant to the following wire transfer instructions:

M&T bank aba routing number: 022000046

Account name: Legg Mason Wood Walker, Inc.

Account #: 970401286

Client name: Genome Therapeutics

Attn: David Emmerling.

These instructions may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Very truly yours, GENOME THERAPEUTICS CORP.

By:
Name:
Title:

J.P. MORGAN SECURITIES INC.

By:
Name
Title:

LEGG MASON WOOD WALKER, INCORPORATED

By:
Name:
Title:

C-2

SCHEDULE A

Name of Subscriber	Number of Shares	Subscription Amount

A-1

CONFIDENTIAL

EXHIBIT A

FORM OF SUBSCRIPTION TERMINATION NOTICE

JPMorgan Chase Bank

Escrow Services

4 New York Plaza, 21st Floor

New York, NY 10004

Attention: Joseph Morales

Dear Mr. Morales:

Pursuant to Section 4(c) of the Escrow Agreement dated as of February         , 2004 (the “Escrow Agreement”) by and among J.P. Morgan Securities Inc., Legg Mason Wood Walker, Incorporated, Genome Therapeutics Corp. (the “Company”) and you, the Company hereby notifies you that the following subscription(s) have been rejected:

Name of SUBSCRIBER	Number of Subscribed SHARES REJECTED	Dollar Amount of REJECTED SUBSCRIPTION

Very truly yours, GENOME THERAPEUTICS CORP.

By:
Name
Title:

D-1

SCHEDULE 1

Escrow Agent’s Compensation: $             per annum without pro-ration for any partial year.

SCHEDULE 2

Name of Company:	Genome Therapeutics Corp.
Phone & Address:	100 Beaver Street
Waltham, MA 02453
1-781-398-2339
Bank Name:	Citizens Bank
Phone & Address:	28 State Street
Boston, MA 02109
1-877-471-1961
Account Number :	1135568364
Bank ABA Number:	011500120
Swift Code:	CTZIUS33 (For International Wires Only)

Name of Placement Agents:	J.P. Morgan Securities Inc.
Legg Mason Wood Walker, Incorporated

Wiring Instructions for J.P. Morgan Securities Inc.:

Bank:	JPMorgan Chase Bank
ABA#:	021000021
Acct Name:	JPMorgan Securities Inc.
Account #:	066914523 (“JPMSI-IB BEST”)
OBI:	Corporate Finance: Maria T. Sgambellone
Reference:	Genome Registered Direct

Wiring Instructions for Legg Mason Wood Walker, Incorporated:

M&T bank aba routing number: 022000046

Account name: Legg Mason Wood Walker, Inc.

Account #: 970401286

Client name: Genome Therapeutics

Attn: David Emmerling

SCHEDULE 3

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Funds Transfer Instructions

If to Company:

	Name	Telephone Number

1.	Stephen Cohen	(781) 398-2300

2.	Manny Bougoulas	(781) 398-2300

If to Placement Agents:

	Name	Telephone Number

1.	Philippe McAuliffe	(212) 622-5033

2.	David Emmerling	(410) 454-5660

Telephone call-backs shall be made to the Placement Agents and the Company if joint instructions are required pursuant to this Escrow Agreement.

Exhibit C

Persons Subject to Lock-Up Agreements

Exhibit D

Form of Lock-Up Agreement

LOCK UP LETTER

                                 , 2004

J.P. Morgan Securities Inc.

277 Park Avenue, 3rd Floor

New York, New York 10172

Legg Mason Wood Walker, Incorporated

100 Light Street, 31st Floor

Baltimore, Maryland 21202

Dear Sir or Madam:

The undersigned understands that you, as Placement Agents, propose to enter into a Placement Agent Agreement (the “Placement Agent Agreement”) with Genome Therapeutics Corp., a Massachusetts corporation (the “Company”), providing for the offering (the “Offering”) of shares of Common Stock of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Placement Agent Agreement.

In consideration of the foregoing, and in order to induce you to act as Placement Agents in the offering, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of JPMorgan, the undersigned will not, during the period beginning on the date hereof and ending on the date 90 days after the date of the final prospectus relating to the Offering of the Securities, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of JPMorgan, it will not, during the period beginning on the date hereof and ending on the date 90 days after the date of the final prospectus relating to the Offering of the Securities, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

Notwithstanding the foregoing, the restrictions set forth in clause (1) and (2) above shall not apply to transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) effected pursuant to any exchange of “underwater” options with the Company. For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Placement Agent Agreement is not executed on or before February 29, 2004, or if the Placement Agent Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Name:

Accepted as of the date first set forth above: J.P. MORGAN SECURITIES INC.

By:

Name:
Title:

LEGG MASON WOOD WALKER, INCORPORATED

By:

Name:
Title:

Exhibit E

Ropes & Gray LLP Legal Opinion

Exhibit F

Gunderson Dettmer Legal Opinion

Schedules